UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 22, 2023 (December 18, 2023)

DAYBREAK OIL AND GAS, INC.

(Exact Name of Registrant as Specified in its Charter)

Washington	000-50107	91-0626366
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1414 S. Friendswood Dr., Suite 212 Friendswood, TX	77546
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (281) 996-4176

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
n/a	n/a	n/a

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure

On December 18, 2023, Daybreak Oil and Gas, Inc. (OTC Expert Market: DBRM), a Washington corporation (“Daybreak” or the “Company”), the Board of Directors of Daybreak appointed ClearTrust, LLC (“ClearTrust”) as its sole transfer agent, registrar, and shareholder support provider.

By December 31, 2023, all the Company's directly held shares of common stock, files and information will have been transferred from Sedona Equity Registrar & Transfer, Incorporated (“Sedona”) to ClearTrust. In this capacity, ClearTrust will manage all stock registry requests for shareholders, including change of address, certificate replacement and transfer of shares. All stock and investment information will automatically transfer to ClearTrust from our former Transfer Agent and Registrar, Sedona, and no action is required on the part of the shareholder.

ClearTrust, LLC Contact Information:

Website:	https://www.cleartrustonline.com
E-mail:	inbox@cleartrusttransfer.com
Telephone:	813-235-4490
Mail:	16540 Pointe Village Dr, Ste 210, Lutz, FL 33558

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAYBREAK OIL AND GAS, INC.

By:  /s/ JAMES F. WESTMORELAND

James F. Westmoreland, President and Chief Executive Officer

Date: December 22, 2023

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